Exhibit 99.1

WASTE CONNECTIONS REPORTS FOURTH QUARTER 2024 RESULTS AND PROVIDES 2025 OUTLOOK

Fourth Quarter and Full Year 2024 Highlights

-	Strong finish to the year led by solid execution and accelerating improvement in operating trends in the fourth quarter, providing momentum for 2025
-	Full year 2024 revenue of $8.920 billion, up 11.2% year over year
-	Net income(a) of $617.6 million, adjusted net income(b) of $1.239 billion, and adjusted EBITDA(b) of $2.902 billion, up 15.0%, and 32.5% of revenue, up 100 basis points year over year
-	Net cash provided by operating activities of $2.229 billion and adjusted free cash flow(b) of $1.218 billion
-	Record year of private company acquisitions of approximately $750 million in annualized revenue

Expectations for 2025

-	Revenue in the range of $9.45 billion to $9.60 billion
-	Net income of $1.186 billion to $1.224 billion and adjusted EBITDA(b) margin expansion of up to 80 basis points, or 33.3%
-	Net cash provided by operating activities in the range of $2.500 billion to $2.575 billion and adjusted free cash flow(b) of between $1.300 billion and $1.350 billion, or over $1.550 billion on a normalized basis
-	Ongoing acquisition-related dialogue with strong pipeline, along with expectations for improving commodity-driven revenues, position for high end of range or above

TORONTO, ONTARIO, February 12, 2025 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the fourth quarter of 2024 and outlook for 2025.

“Q4 provided a solid finish to a year of extraordinary accomplishments for Waste Connections both financially, with double-digit growth in both revenue and adjusted EBITDA(b), and operationally, with accelerating improvements in employee engagement and retention, along with the integration of record levels of private company acquisition activity, which totaled approximately $750 million in annualized revenues in 2024,” said Ronald J. Mittelstaedt, President and Chief Executive Officer.

“Our differentiated results in 2024 include 100 basis points adjusted EBITDA(b) margin expansion for industry-leading margin of 32.5% led by 7% solid waste core price complemented by outsized acquisition contribution,” added Mr. Mittelstaedt.  “Most importantly, our continued focus on human capital resulted in multi-year lows for employee turnover, now down over one thousand basis points from 2022, setting up for continued outsized margin expansion.”

Mr. Mittelstaedt concluded, “We are extremely pleased by our industry-leading results in 2024 driven by approximately 24,000 dedicated employees whose efforts truly set us apart as we continued to execute on a proven playbook. We are well-positioned for another year of outsized growth in 2025 from price-led organic solid waste growth, with improving commodities and ongoing acquisition activity positioning us at or above the high end of our range of potential outcomes and normalized adjusted free cash flow(b) in excess of $1.550 billion.  With year-end leverage of less than 2.7 times, the strength of our balance sheet continues to provide tremendous optionality to fund outsized acquisition activity and invest in sustainability-related projects, along with an increasing return of capital to shareholders.”

Q4 2024 Results

Revenue in the fourth quarter totaled $2.260 billion, up from $2.036 billion in the year ago period.  Operating loss was $199.2 million, which included $601.6 million in impairments primarily related to the early closure of a landfill and adjustments to landfill closure and post-closure costs, and $0.9 million from transaction-related expenses. This compares to operating income of $224.5 million in the fourth quarter of 2023, which included $172.5 million primarily in impairments associated with adjustments to landfill closure and post-closure costs and transaction-related expenses.  Net loss in the fourth quarter was $196.0 million, or $0.76 per share on a diluted basis of 258.8 million shares. In the year ago period, the Company reported net income of $126.8 million, or $0.49 per share on a diluted basis of 258.3 million shares.

Adjusted net income(b) in the fourth quarter was $300.6 million, or $1.16 per diluted share, up from $285.5 million, or $1.11 per diluted share, in the prior year period.  Adjusted EBITDA(b) in the fourth quarter was $731.9 million, as compared to $656.0 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and transaction-related items, as reflected in the detailed reconciliations in the attached tables.

Full Year 2024 Results

For the year ended December 31, 2024, revenue was $8.920 billion, up from $8.022 billion in the year ago period.  Operating income was $1.068 billion, which included $613.0 million in impairments primarily related to the early closure of a landfill and closure and post-closure costs, $26.1 million in transaction-related expenses and $1.6 million in fair value changes to certain equity awards.  In the year ago period, operating income was $1.236 billion, which included $263.8 million primarily from impairments and other operating items attributable to landfill closure and post-closure costs, transaction-related expenses and executive separation costs.

Net income for the year ended December 31, 2024 was $617.6 million, or $2.39 per share on a diluted basis of 258.7 million shares.  In the year ago period, the Company reported net income of $762.8 million, or $2.95 per share on a diluted basis of 258.1 million shares.

Adjusted net income(b) for the year ended December 31, 2024 was $1.239 billion, or $4.79 per diluted share, as compared to $1.081 billion, or $4.19 per diluted share, in the year ago period. Adjusted EBITDA(b) for the year ended December 31, 2024 was $2.902 billion, up from $2.523 billion in the prior year period.

2025 Outlook

Waste Connections also announced its outlook for 2025, which assumes no change in the current economic environment.  The Company’s outlook excludes expensing of transaction-related items.  The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2025 are subject to quarterly fluctuations.  See reconciliations in the attached tables.

-	Revenue is estimated between $9.450 billion and $9.600 billion;
-	Net income is estimated between $1.186 billion and $1.224 billion;
-	Adjusted EBITDA(b) margin is estimated between 33.0% and 33.3% of revenue, up 50 to 80 basis points year over year;
-	Net cash provided by operating activities is estimated between $2.500 billion and $2.575 billion;
-	Capital expenditures are estimated to be between $1.200 billion and $1.225 billion, including $100 million to $150 million for RNG facilities; and
-	Adjusted free cash flow(b) is estimated between $1.300 billion and $1.350 billion.

----------------------------------------------------------------------------------------------------------------------------------------------------

(a) All references to "Net income" refer to the financial statement line item "Net income attributable to Waste Connections".

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Q4 2024 Earnings Conference Call

Waste Connections will be hosting a conference call related to fourth quarter earnings on February 13th at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting “News & Events” from the website menu. Alternatively, conference call participants can preregister by clicking here.  Registered participants will receive dial-in instructions and a personalized code for entry to the conference call.  A replay of the conference call will be available until February 20, 2025, by calling 877-344-7529 (within North America) or 412-317-0088 (international) and entering Passcode #2431085.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on February 13th, providing the Company's first quarter 2025 outlook for revenue and adjusted EBITDA(b).

About Waste Connections

Waste Connections (wasteconnections.com) is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation. The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 46 states in the U.S. and six provinces in Canada. Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S. and Canada, as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement. Visit wasteconnections.com/sustainability for more information and updates on our progress towards targeted achievement.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2025 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253 Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND TWELVE months ended DECEMBER 31, 2023 and 2024

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

		Three months ended December 31,						Twelve months ended December 31,
		2023			2024			2023			2024

Revenues			$2,035,609			$2,260,283			$8,021,951			$8,919,591
Operating expenses:
Cost of operations			1,195,620			1,324,774			4,744,513			5,191,706
Selling, general and administrative			192,752			211,335			799,119			883,445
Depreciation			213,291			261,609			845,638			974,001
Amortization of intangibles			39,833			60,184			157,573			189,768
Impairments and other operating items			169,595			601,570			238,796			613,012
Operating income (loss)			224,518			(199,189)			1,236,312			1,067,659

Interest expense			(69,728)			(82,419)			(274,642)			(326,804)
Interest income			2,464			2,215			9,350			11,607
Other income (expense), net			4,135			(2,256)			12,481			10,471
Income (loss) before income tax provision			161,389			(281,649)			983,501			762,933

Income tax (provision) benefit			(34,760)			85,645			(220,675)			(146,363)
Net income (loss)			126,629			(196,004)			762,826			616,570
Plus/(less): Net loss (income) attributable to noncontrolling interests			124			-			(26)			1,003
Net income (loss) attributable to Waste Connections			$126,753			$(196,004)			$762,800			$617,573

Earnings (loss) per common share attributable to Waste Connections’ common shareholders:
Basic			$0.49			$(0.76)			$2.96			$2.39

Diluted			$0.49			$(0.76)			$2.95			$2.39

Shares used in the per share calculations:
Basic			257,636,137			258,043,117			257,551,129			257,965,871
Diluted			258,303,370			258,043,117			258,149,244			258,662,190

Cash dividends per common share			$0.285			$0.315			$1.05			$1.17

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2023	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$78,399	$62,366
Accounts receivable, net of allowance for credit losses of $23,553 and $25,730 at December 31, 2023 and 2024, respectively	856,953	935,027
Prepaid expenses and other current assets	206,433	229,519
Total current assets	1,141,785	1,226,912

Restricted cash	105,639	135,807
Restricted investments	70,350	78,126
Property and equipment, net	7,228,331	8,035,929
Operating lease right-of-use assets	261,782	308,198
Goodwill	7,404,400	7,950,406
Intangible assets, net	1,603,541	1,991,619
Other assets, net	100,048	90,812
Total assets	$17,915,876	$19,817,809
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$642,455	$637,371
Book overdraft	14,855	14,628
Deferred revenue	355,203	382,501
Accrued liabilities	521,428	736,824
Current portion of operating lease liabilities	32,533	40,490
Current portion of contingent consideration	94,996	59,169
Current portion of long-term debt and notes payable	26,462	7,851
Total current liabilities	1,687,932	1,878,834

Long-term portion of debt and notes payable	6,724,771	8,072,928
Long-term portion of operating lease liabilities	238,440	272,107
Long-term portion of contingent consideration	20,034	27,993
Deferred income taxes	1,022,480	958,340
Other long-term liabilities	524,438	747,253
Total liabilities	10,218,095	11,957,455
Commitments and contingencies
Equity:
Common shares: 257,659,921 shares issued and 257,600,479 shares outstanding at December 31, 2023; 258,067,487 shares issued and 258,019,389 shares outstanding at December 31, 2024	3,276,661	3,283,161
Additional paid-in capital	284,284	325,928
Accumulated other comprehensive loss	(9,826)	(205,740)
Treasury shares: 59,442 and 48,098 shares at December 31, 2023 and 2024, respectively	-	-
Retained earnings	4,141,690	4,457,005
Total Waste Connections’ equity	7,692,809	7,860,354
Noncontrolling interest in subsidiaries	4,972	-
Total equity	7,697,781	7,860,354
Total liabilities and equity	$17,915,876	$19,817,809

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

Twelve months ended december 31, 2023 and 2024

(Unaudited)

(in thousands of U.S. dollars)

	Twelve months ended December 31,
	2023	2024
Cash flows from operating activities:
Net income	$762,826	$616,570
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from disposal of assets, impairments and other	38,877	122,641
Adjustment to closure and post-closure liabilities	159,547	480,786
Depreciation	845,638	974,001
Amortization of intangibles	157,573	189,768
Deferred income taxes, net of acquisitions	6,329	(57,285)
Current period provision for expected credit losses	17,430	20,243
Amortization of debt issuance costs	6,483	10,007
Share-based compensation	70,436	77,885
Interest accretion	22,720	36,001
Payment of contingent consideration recorded in earnings	-	(35,035)
Adjustments to contingent consideration	30,367	(3)
Other	(3,943)	2,656
Net change in operating assets and liabilities, net of acquisitions	12,534	(209,308)
Net cash provided by operating activities	2,126,817	2,228,927

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(676,793)	(2,120,878)
Capital expenditures for property and equipment	(934,000)	(1,055,988)
Proceeds from disposal of assets	31,581	7,903
Proceeds from sale of investment in noncontrolling interests	-	37,000
Other	(1,867)	(27,213)
Net cash used in investing activities	(1,581,079)	(3,159,176)

Cash flows from financing activities:
Proceeds from long-term debt	1,818,765	4,564,469
Principal payments on notes payable and long-term debt	(2,052,153)	(3,245,419)
Payment of contingent consideration recorded at acquisition date	(13,317)	(27,743)
Change in book overdraft	(790)	(227)
Payments for repurchase of common shares	-	-
Payments for cash dividends	(270,604)	(302,258)
Tax withholdings related to net share settlements of equity-based compensation	(31,009)	(32,928)
Debt issuance costs	-	(13,449)
Proceeds from issuance of shares under employee share purchase plan	3,909	4,486
Proceeds from sale of common shares held in trust	794	2,014
Other	-	(4,000)
Net cash provided by (used in) financing activities	(544,405)	944,945

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,341	(561)

Net increase in cash, cash equivalents and restricted cash	2,674	14,135
Cash, cash equivalents and restricted cash at beginning of year	181,364	184,038
Cash, cash equivalents and restricted cash at end of year	$184,038	$198,173

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three and twelve month periods ended December 31, 2024:

	Three months ended December 31, 2024	Twelve months ended December 31, 2024
Core Price	6.7%	7.1%
Surcharges	(0.5%)	(0.5%)
Volume	(3.2%)	(2.9%)
Recycling	0.2%	0.7%
Foreign Exchange Impact	(0.3%)	(0.2%)
Total	2.9%	4.2%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended December 31, 2023 and 2024:

	Three months ended December 31, 2023
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,501,882	$(4,220)	$1,497,662	73.6%
Solid Waste Disposal and Transfer	672,318	(279,231)	393,087	19.3%
Solid Waste Recycling	41,316	(1,462)	39,854	2.0%
E&P Waste Treatment, Recovery and Disposal	59,780	(3,677)	56,103	2.7%
Intermodal and Other	49,066	(163)	48,903	2.4%
Total	$2,324,362	$(288,753)	$2,035,609	100.0%

	Three months ended December 31, 2024
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,612,307	$(4,513)	$1,607,794	71.1%
Solid Waste Disposal and Transfer	718,525	(309,508)	409,017	18.1%
Solid Waste Recycling	59,802	(2,102)	57,700	2.6%
E&P Waste Treatment, Recovery and Disposal	146,328	(6,074)	140,254	6.2%
Intermodal and Other	45,908	(390)	45,518	2.0%
Total	$2,582,870	$(322,587)	$2,260,283	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three and twelve month periods ended December 31, 2023 and 2024:

	Three months ended December 31,		Twelve months ended December 31,
	2023	2024	2023	2024
Acquisitions, net	$51,011	$169,467	$407,313	$529,183

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and twelve month periods ended December 31, 2023 and 2024:

	Three months ended December 31,		Twelve months ended December 31,
	2023	2024	2023	2024
Cash Interest Paid	$69,868	$75,738	$260,923	$298,934
Cash Taxes Paid	81,470	51,382	207,020	215,997

Debt to Book Capitalization as of December 31, 2024: 51%

Internalization for the three months ended December 31, 2024: 58%

Days Sales Outstanding for the three months ended December 31, 2024: 38 (22 net of deferred revenue)

Share Information for the three months ended December 31, 2024:

Basic shares outstanding	258,043,117
Dilutive effect of equity-based awards	799,634
Diluted shares outstanding	258,842,751

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended December 31,		Twelve months ended December 31,
	2023	2024	2023	2024
Net income (loss) attributable to Waste Connections	$126,753	$(196,004)	$762,800	$617,573
Plus/(Less): Net income (loss) attributable to noncontrolling interests	(124)	-	26	(1,003)
Plus/(Less): Income tax provision (benefit)	34,760	(85,645)	220,675	146,363
Plus: Interest expense	69,728	82,419	274,642	326,804
Less: Interest income	(2,464)	(2,215)	(9,350)	(11,607)
Plus: Depreciation and amortization	253,124	321,793	1,003,211	1,163,769
Plus: Closure and post-closure accretion	5,909	6,896	19,605	29,774
Plus: Impairments and other operating items	169,595	601,570	238,796	613,012
Plus/(Less): Other expense (income), net	(4,135)	2,256	(12,481)	(10,471)
Adjustments:
Plus: Transaction-related expenses(a)	3,639	890	10,653	26,059
Plus/(Less): Fair value changes to equity awards(b)	(1,791)	(11)	(1,726)	1,592
Plus: Executive separation costs(c)	1,042	-	16,105	-
Adjusted EBITDA	$656,036	$731,949	$2,522,956	$2,901,865

As % of revenues	32.2%	32.4%	31.5%	32.5%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.
(c)	Reflects the cash and non-cash components of severance expense associated with an executive departure.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a liquidity measure in the solid waste industry.  Waste Connections calculates adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to evaluate the liquidity of its business operations.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Twelve months ended December 31,
	2023	2024
Net cash provided by operating activities	$2,126,817	$2,228,927
Less: Change in book overdraft	(790)	(227)
Plus: Proceeds from disposal of assets	31,581	7,903
Less: Capital expenditures for property and equipment	(934,000)	(1,055,988)
Adjustments:
Payment of contingent consideration recorded in earnings(a)	-	35,035
Cash received for divestitures(b)	(6,194)	-
Transaction-related expenses(c)	5,519	11,408
Executive separation costs (d)	1,686	1,670
Pre-existing Progressive Waste share-based grants(e)	1,285	1,194
Tax effect(f)	(1,772)	(12,396)
Adjusted free cash flow	$1,224,132	$1,217,526

As % of revenues	15.3%	13.7%

___________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of certain operations.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects the cash component of severance expense associated with an executive departure.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(f)	The aggregate tax effect of footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended December 31,		Twelve months ended December 31,
	2023	2024	2023	2024
Reported net income (loss) attributable to Waste Connections	$126,753	$(196,004)	$762,800	$617,573
Adjustments:
Amortization of intangibles(a)	39,833	60,184	157,573	189,768
Impairments and other operating items(b)	169,595	601,570	238,796	613,012
Transaction-related expenses(c)	3,639	890	10,653	26,059
Fair value changes to equity awards(d)	(1,791)	(11)	(1,726)	1,592
Executive separation costs(e)	1,042	-	16,105	-
Tax effect(f)	(53,592)	(166,051)	(102,948)	(208,711)
Adjusted net income attributable to Waste Connections	$285,479	$300,578	$1,081,253	$1,239,293
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income (loss)	$0.49	$(0.76)	$2.95	$2.39
Adjusted net income	$1.11	$1.16	$4.19	$4.79

Shares used in the per share calculations:
Reported diluted shares	258,303,370	258,043,117	258,149,244	258,662,190
Adjusted diluted shares(g)	258,303,370	258,842,751	258,149,244	258,662,190

____________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	Reflects the cash and non-cash components of severance expense associated with an executive departure.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.
(g)	Reflects reported diluted shares adjusted for shares that were excluded from the reported diluted shares calculation due to reporting a net loss during the three months ended December 31, 2024.

2025 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

	2025 Outlook
	Low Estimate	High Estimate	Observation
Net income attributable to Waste Connections	$1,186,000	$1,224,000
Plus: Income tax provision	374,000	386,000	Approximate 24.0% effective rate
Plus: Interest expense, net	290,000	310,000
Plus: Depreciation and Depletion	1,040,000	1,045,000	Approximately 10.9% - 11.0% of revenue
Plus: Amortization	185,000	190,000	Approximately 2.0% of revenue
Plus: Closure and post-closure accretion	45,000	45,000
Adjusted EBITDA	$3,120,000	$3,200,000	Approximately 33.0% - 33.3% of revenue

Reconciliation of Adjusted Free Cash Flow:

	2025 Outlook
	Low Estimate	High Estimate
Net cash provided by operating activities	$2,500,000	$2,575,000
Less: Capital expenditures	(1,200,000)	(1,225,000)
Adjusted Free Cash Flow	$1,300,000	$1,350,000